UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2011
Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000, Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

Annual Meeting of Shareholders. We held our 2011 annual meeting of stockholders on May 4, 2011. For more information on the following proposals, see our proxy statement filed with the SEC on March 21, 2011.

(1)	The stockholders elected four Class III directors for terms expiring in 2014:

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
J. Michael Adcock	38,584,608	1,765,744	0	2,515,908
Steven B. Hildebrand	39,735,794	614,558	0	2,515,908
Larry C. Payne	39,482,658	867,694	0	2,515,908
G. Bailey Peyton, IV	39,876,717	473,635	0	2,515,908

(2) The stockholders approved the following non-binding resolution pertaining to our executive compensation:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders under the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and disclosure.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
38,204,210	2,068,894	60,151	2,533,005

(3) The stockholders cast the following non-binding votes pertaining to the frequency of the non-binding stockholder vote on our executive compensation:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON-VOTE
37,568,401	273,348	2,424,124	68,083	2,532,304

It was the board’s recommendation that the stockholder vote on executive compensation be conducted annually.  In light of the voting results and the board’s recommendation, the Company has decided that it will include a shareholder advisory vote on named executive officer compensation in its proxy materials every year until the next required vote on the frequency of stockholder votes on named executive officer compensation.

(4) The stockholders ratified the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2011:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
42,589,164	246,626	30,470	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: May 9, 2011	By:	/s/ Mark E. Schell
Mark E. Schell Senior Vice President and General Counsel